UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Compensatory Arrangements of Certain Officers.

Entry into Severance Plan

On April 29, 2016, David E. Riggs and Adrian Hepner, M.D., Ph.D., two of the named executive officers of Eagle Pharmaceuticals, Inc., or the Company, entered into the Eagle Pharmaceuticals, Inc. Officer Severance Benefit Plan, or the Severance Plan.  Pursuant to the terms of the Severance Plan, upon a termination without Cause (as defined in the Severance Plan), Mr. Riggs and Dr. Hepner will be entitled to severance payments for a period of six (6) months, a pro-rata portion of their respective annual bonuses for the performance period in which the termination occurs, as well as outplacement services and insurance payments, as further described in the Company’s Current Report on Form 8-K filed on August 10, 2015.  The severance payments and benefits provided pursuant to the Severance Plan supersede and are in lieu of the severance provisions in their respective offer letters previously entered into with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: April 29, 2016	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer